                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)       December 4, 1998
                                                 -------------------------------



                         MARTIN MARIETTA MATERIALS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        North Carolina               1-12744             56-1848578
--------------------------------------------------------------------------------
(State or other jurisdiction of      (Commission         (IRS Employer
 incorporation)                      File Number)        Identification Number)



                    2710 Wycliff Road, Raleigh, NC 27607-3033
--------------------------------------------------------------------------------
                    (Address of principal executive offices)



Registrant's telephone number, including area code        919-781-4550
                                                   -----------------------------


                                 Not Applicable
--------------------------------------------------------------------------------
          Former name or former address, if changes since last report.

Item 5.  Other Events

         The purpose of this Current Report of Form 8-K/A is to file the audited financial statements for Redland Stone Products Company ("Redland Stone") as of December 31, 1997 and for the year then ended, and the unaudited pro forma combined condensed financial statements, for the nine-months ended September 30, 1998, and related notes thereto, both of which, are in connection with the Registrant's acquisition in December 1998 of all the issued and outstanding shares of capital stock of Redland Stone Products. This information serves to:
(i) comply with the requirements of Rule 3-05 and Article 11 of Regulation S-X; and (ii) provide the required financial statements and pro forma financial information of the business acquired amending the Current Report on Form 8-K, dated December 4, 1998, which was filed with the Securities and Exchange Commission on December 18, 1998.


Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired

                  Redland Stone Products Company
                  Financial Statement for the Year Ended December 31, 1997
                    and Independent Auditors' Report
                  Unaudited Financial Statement for the Nine Months Ended
                    September 30, 1998 and 1997 and Notes to the Unaudited Financial Statements

         (b)      Pro Forma Financial Information

                  Unaudited Pro Forma Combined Condensed Financial Statements Notes to Unaudited Pro Forma Combined Condensed Financial Statements


         (c)      Exhibits

                  Exhibit 23.0  Consent of PricewaterhouseCoopers LLP

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                   MARTIN MARIETTA MATERIALS, INC.
                                   (Registrant)


Date:  February 17, 1999           By: /s/ Janice K. Henry
                                       ------------------------
                                       Janice K. Henry
                                       Senior Vice President, Chief Financial
                                        Officer and Treasurer

                         MARTIN MARIETTA MATERIALS, INC.
                                   FORM 8-K/A
                                 CURRENT REPORT


                                  EXHIBIT INDEX




Item No.          Document                                              Page
--------          --------                                              ----
Item 7(a)         Financial Statements of Business Acquired

Item 7(b)         Pro Forma Financial Information

Exhibit 23.0      Consent of PricewaterhouseCoopers LLP

                                                                       Item 7(a)

REDLAND STONE
PRODUCTS COMPANY
(AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF LAFARGE, S.A.)
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1997

REDLAND STONE PRODUCTS COMPANY
(AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF LAFARGE, S.A.)
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1997

-------------------------------------------------------------------------------------------------------------------

                                                                                                             PAGE(S)

Report of Independent Accountants                                                                               1

Consolidated Balance Sheet                                                                                      2

Consolidated Statement of Operations                                                                            3

Consolidated Statement of Changes in Shareholder's Equity                                                       4

Consolidated Statement of Cash Flows                                                                            5

Notes to Consolidated Financial Statements                                                                   6-15

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholder of Redland Stone Products Company

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in shareholder's equity and of cash flows present fairly, in all material respects, the financial position of Redland Stone Products Company and its subsidiaries (the "Company", an indirect wholly-owned subsidiary of Lafarge, S.A.) at December 31, 1997 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.




PricewaterhouseCoopers LLP
Philadelphia, PA
July 30, 1998

REDLAND STONE PRODUCTS COMPANY
(AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF LAFARGE, S.A.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1997
--------------------------------------------------------------------------------
(in thousands)


                                        ASSETS

Current assets:
Cash                                                                                   $  3,165
Intercompany cash balances                                                               33,122
Accounts receivable, trade (net of allowances for doubtful accounts of $385)             18,372
Due from affiliates                                                                         221
Current portion of notes receivable                                                         420
Inventory                                                                                15,394
Deferred tax assets                                                                       3,590
Prepaid expenses and other current assets                                                   558
                                                                                       ========
           Total current assets                                                          74,842

Notes receivable                                                                            478
Property, plant and equipment, net                                                       88,858
Land held for development or sale                                                        28,158
Goodwill and other intangible assets (net of accumulated amortization of $4,532)          7,182
Other assets                                                                                265
                                                                                       --------

           Total assets                                                                $199,783
                                                                                       ========

                      LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
Accounts payable, trade                                                                $ 14,459
Current portion of notes payable                                                            100
Current portion of long-term debt with affiliates                                         5,000
Accrued expenses                                                                          6,555
Due to affiliates                                                                           613
Other liabilities                                                                         7,961
                                                                                       --------

           Total current liabilities                                                     34,688

Deferred tax liabilities                                                                 24,170
Notes payable                                                                               100
Long term debt with affiliates                                                           90,000
Due to affiliates, noncurrent                                                             1,313
Other long-term liabilities                                                               3,680
                                                                                       --------

           Total liabilities                                                            153,951
                                                                                       ========

Commitments and contingencies (Note 6)
Shareholder's equity:
Common stock issued and outstanding 100 shares
     with no par value, authorized 100,000 shares                                            10
     Additional paid-in capital                                                          21,971
     Retained earnings                                                                   23,851
                                                                                       --------

           Total shareholder's equity                                                    45,832
                                                                                       --------

           Total liabilities and shareholder's equity                                  $199,783
                                                                                       ========


   The accompanying notes are an integral part of these financial statements.

REDLAND STONE PRODUCTS COMPANY
(AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF LAFARGE, S.A.)
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1997
--------------------------------------------------------------------------------
(in thousands)


Revenues                                                  $ 146,822
Less: Freight                                                25,686
                                                          ---------

Net revenues                                                121,136
Cost of goods sold                                           97,238
                                                          ---------

         Gross profit                                        23,898

Selling, general and administrative expense                   9,919
                                                          ---------

Income from operations                                       13,979

Other (income) expense:
     Interest, net                                            4,735
     Other, net                                                (583)
                                                          ---------

         Total other expense                                  4,152

Income before income taxes                                    9,827

Provision for income taxes                                    3,429
                                                          ---------

Net income                                                $   6,398
                                                          =========









   The accompanying notes are an integral part of these financial statements.

REDLAND STONE PRODUCTS COMPANY
(AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF LAFARGE, S.A.)
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------
(in thousands)


                                                      ADDITIONAL                       TOTAL
                                    COMMON STOCK       PAID-IN       RETAINED      SHAREHOLDER'S
                                  SHARES    AMOUNT     CAPITAL       EARNINGS         EQUITY
                                  ------    ------     -------       --------         ------

BALANCE AT DECEMBER 31, 1996       100       $10       $17,134       $ 47,453        $ 64,597

Net income                          --        --            --          6,398           6,398
Capital contribution                --        --         4,837             --           4,837
Dividend paid                       --        --            --        (30,000)        (30,000)
                                   ---       ---       -------       --------        --------

BALANCE AT DECEMBER 31, 1997       100       $10       $21,971       $ 23,851        $ 45,832
                                   ===       ===       =======       ========        ========








   The accompanying notes are an integral part of these financial statements.

REDLAND STONE PRODUCTS COMPANY
(AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF LAFARGE, S.A.)
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------
(in thousands, except for shares)


CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                         $  6,398
   Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation, depletion and amortization                                         11,967
       Provision for bad debts                                                             150
       Provision for inventory reserves                                                   (239)
       Gain on sale of property and equipment                                             (250)
       Deferred tax provision                                                           (1,983)
       Change in assets and liabilities, net of effects from acquisitions:
         Receivables                                                                    (2,731)
         Due from affiliates                                                               139
         Inventories                                                                     1,292
         Prepaid expenses and other assets                                                 330
         Accounts payable, trade and accrued expenses                                    9,428
         Accrued liabilities                                                             1,769
         Other non-current liabilities                                                   1,715
                                                                                      --------

           Net cash provided by operating activities                                    27,985
                                                                                      --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions of property and equipment                                                  (7,427)
   Additions of land held for development or sale                                          (75)
   Proceeds from sale of property and equipment                                            271
   Acquisitions                                                                         (3,969)
                                                                                      --------

           Net cash used in investing activities                                       (11,200)
                                                                                      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of debt with affiliates                                       25,000
   Principal repayments on long-term debt with affiliates                               (5,000)
   Change in intercompany cash balances, net                                            (3,719)
   Principal repayments on notes payable                                                  (300)
   Payment of dividend                                                                 (30,000)
                                                                                      --------

           Net cash used in financing activities                                       (14,019)
                                                                                      --------

Net increase (decrease) in cash                                                          2,766
Cash at beginning of year                                                                  399
                                                                                      --------

Cash at end of year                                                                   $  3,165
                                                                                      ========

Supplemental disclosures of non-cash items:

Forgiveness of intercompany income taxes payable                                      $  4,837
                                                                                      ========


   The accompanying notes are an integral part of these financial statements.

REDLAND STONE PRODUCTS COMPANY
(AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF LAFARGE, S.A.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1997
--------------------------------------------------------------------------------
(in thousands)

  1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Redland Stone Products Company (the "Company") had been an indirect wholly-owned subsidiary of Redland PLC (Redland) since 1989 and had been a majority owned subsidiary since 1983. The Company is engaged in the production and sale of construction materials, principally limestone aggregates, base and fill, caliche base, silica sand, ready mix concrete, asphaltic concrete and lime. The Company's principal areas of operation are San Antonio, Houston and South Texas, where its customer base consists of highway departments, municipalities, contractors, construction builders and developers.

     In late 1997, Redland, including the Company, was acquired by Lafarge, S.A. (Lafarge). In early 1998, Lafarge determined that it would divest the Company, with the exception of certain assets related to lime operations. See Note 9. These financial statements, prepared on the Company's historical cost, do not include any adjustments that may result from a potential divestiture of the Company by Lafarge. See Note 13.

     PRINCIPLES OF CONSOLIDATION
     The consolidated financial statements include the accounts of the Company and its majority and wholly-owned subsidiaries: Redland Stone Development Company, Redland Development Company, Eastside Development Limited Partnership, Alamo Gulf Coast Railroad (99.5%) and Redland Park Development Limited Partnership (87.5%). All significant intercompany accounts and transactions have been eliminated in consolidation.

     REVENUE RECOGNITION
     Revenue from the sale of construction materials is recorded at the time the products are shipped.

     INTERCOMPANY CASH BALANCES
     Intercompany cash balances represent the Company's net deposits in a centralized group cash management account.

     INVENTORIES
     Inventories are valued at the lower of average cost or market.

     PROPERTY AND EQUIPMENT
     Depreciation of property, plant and equipment is computed for financial reporting purposes using the straight-line method over the estimated useful lives of the assets. The lives range from three to eight years on fixtures and motor vehicles, five to twenty-five years on equipment, and five to thirty years on buildings. Land includes depletable raw material reserves on which depletion is recorded based on the units of production method.

REDLAND STONE PRODUCTS COMPANY
(AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF LAFARGE, S.A.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1997
--------------------------------------------------------------------------------
(in thousands)


     LAND HELD FOR DEVELOPMENT OR SALE
     Land held for development or sale is stated at cost which includes direct acquisition, development and construction costs, interest and other indirect construction costs.

     GOODWILL
     Amounts paid in excess of the fair market value of the net assets acquired are capitalized and amortized on a straight-line basis over 40 years. The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful lives of the intangible assets may warrant revision or that the remaining balance of the intangible assets may not be recoverable. The amortization recorded for 1997 was $139.

     SELF-INSURANCE
     The Company participates in an insurance program with certain other Lafarge subsidiaries. Claims up to $1,000 for general liability, automobile liability and workers compensation are covered under the Redland program, with a $250 deductible per claim for the Company. Claims in excess of $1,000 are covered by excess liability insurance under the program.

     A liability for claims under the $250 deductible is recorded in the Company's financial statements for general liability, automobile liability, and workers compensation claims reported but not paid and for estimated claims incurred but not reported based upon prior claim experience.

     The Company also participates in a health insurance program with certain other Lafarge subsidiaries. Claims up to $200 are covered under the Redland program with a $75 deductible per claim for the Company. Claims in excess of $200 are covered by excess liability insurance under the program.

     INCOME TAXES
     The Company and its subsidiaries are included in the consolidated Federal income tax return of its U.S. parent. In accordance with a tax sharing agreement, Federal income taxes are computed as if the Company and its subsidiaries filed a separate consolidated return. Income taxes that would have been payable by the Company in accordance with the tax sharing agreement have been treated as additional capital contributions for the year ended December 31, 1997.

     Deferred income taxes are determined by the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

REDLAND STONE PRODUCTS COMPANY
(AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF LAFARGE, S.A.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1997
--------------------------------------------------------------------------------
(in thousands)


  2. INVENTORIES

     Inventories consist of the following:

Crushed stone                               $ 12,444
Fuels and additives                            1,386
Maintenance and operating supplies             1,780
                                            --------

                                              15,610
Provision for excess inventory                  (216)
                                            ========

                                            $ 15,394
                                            ========

     Management estimates a reserve for what it deems to be excess inventory quantities. Net changes in these estimates, as excess inventory is disposed of or reserved for, favorably impacted gross profit by $102 for the year ended December 31, 1997.

  3. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:

Land and land improvements                      $  59,558
Buildings                                           3,505
Machinery and equipment                           119,116
Construction-in-process                             2,368
                                                ---------

                                                  184,547
Accumulated depreciation and depletion            (95,689)
                                                ---------

                                                $  88,858
                                                =========

  4. OTHER CURRENT LIABILITIES

     Other current liabilities consist of the following:

Interest payable                                   $3,459
Accrued salaries, vacation pay
    and bonuses                                     1,657
Accrued property taxes                              1,119
Other                                               1,726
                                                   ======

                                                   $7,961
                                                   ======

REDLAND STONE PRODUCTS COMPANY
(AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF LAFARGE, S.A.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1997
--------------------------------------------------------------------------------
(in thousands)


5.   LONG-TERM DEBT AND NOTES PAYABLE

     Long-term debt with affiliates consists of the following:

    Unsecured note payable to Redland America Corporation; due in annual installments of $5 million, with the remaining balance due January 2001, plus interest at the lower of the cash management rate of Redland Credit Corporation, or the prime rate charged by Morgan Guaranty Trust Company (average interest
    rate of 5.8% for 1997)                                                                $50,000

    Promissory note payable to Redland America Corporation; due January 31, 2002;
    interest of 7.0% payable annually                                                      20,000

    Promissory note payable to Redland America Corporation; due April 22, 2007;
    interest of 8.0% payable annually                                                      25,000
                                                                                          -------

                                                                                           95,000
     Less: Current portion                                                                  5,000
                                                                                          -------
                                                                                          $90,000
                                                                                          =======

     Notes payable consists of the following:

     Note payable in connection with an acquisition, with an average interest rate of
     8.5%. Principal payments of $100 on February 29, 1998 and 1999 with interest
     payable annually                                                                     $200

     Less: Current portion                                                                 100
                                                                                          ----

                                                                                          $100
                                                                                          ====


     Interest paid in 1997 was $4,443.

REDLAND STONE PRODUCTS COMPANY
(AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF LAFARGE, S.A.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1997
--------------------------------------------------------------------------------
(in thousands)


     Maturities of debt in years subsequent to 1997 are as follows:

     FOR THE YEAR ENDING DECEMBER 31,

     1998                                                          $  5,100
     1999                                                             5,100
     2000                                                             5,000
     2001                                                            35,000
     2002                                                            20,000
     2003 and thereafter                                             25,000
                                                                   ========

                                                                   $ 95,200
                                                                   ========

  6. COMMITMENTS AND CONTINGENCIES

     LEASES
     The Company has entered into operating leases for property and equipment which have initial or remaining noncancellable terms in excess of one year. In addition, the Company operates various production facilities on leased property, whereby the Company pays royalties to the landowners based primarily on the tons of material produced and sold from each facility. Royalty rates ranged from $.15 per ton to $.60 per ton in 1997. The leases, some of which are cancelable on terms ranging from 90 to 180 days notice, are for varying periods that end in 2034. Noncancellable royalty and lease commitments are as follows:

                                                                          MINIMUM
                                                                        ROYALTY AND
     FOR THE YEAR ENDING DECEMBER 31,                                 RENTAL PAYMENTS

     1998                                                                 $  616
     1999                                                                    597
     2000                                                                    214
     2001                                                                    210
     2002                                                                    210
     2003 and thereafter                                                     787
                                                                          ======

     Total minimum lease payments                                         $2,634
                                                                          ======

     Total royalty and rental expense under operating leases for the year ended December 31, 1997 was $872.

REDLAND STONE PRODUCTS COMPANY
(AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF LAFARGE, S.A.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1997
--------------------------------------------------------------------------------
(in thousands)


     LITIGATION
     The Company is subject to various legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability, if any, with respect to these claims will not materially affect the financial position or results of operations of the Company. In 1997, the Company settled a dispute with a vendor that resulted in a payment of $2,000 to the Company, which is included as a reduction in cost of goods sold for the year ended December 31, 1997.

  7. RETIREMENT PLANS

     Through December 31, 1996, the Company maintained a defined benefit retirement plan covering substantially all employees. The plan's benefit formula was 1.0% of final average compensation plus 1.65% of final average compensation in excess of covered compensation (an average of social security wage bases) for each year of service while included in the plan. The Company's funding policy was to make periodic contributions to the retirement plan for normal costs plus thirty year amortization of any unfunded past service cost.

     Effective January 1, 1997, the Company's plan was merged into a single plan with other Redland subsidiaries in North America (the RANA plan). Benefits for the Company's employees in the RANA plan are essentially the same as existed under the Company's plan. Pension cost, an intercompany charge beginning in 1997, continued to be calculated under FAS87 as if the RANA plan merger had not occurred, and the related liability is recorded in the accompanying balance sheet at December 31, 1997.

     A comparison of the actuarially computed benefit obligation and the plan's net assets, prior to the plan merger, is presented below:

     Actuarial present value of benefit obligation:
          Vested benefits                                               $ 3,315
          Nonvested benefits                                                476
                                                                        -------

     Accumulated benefit obligation                                       3,791
     Effect of future salary increases                                    1,302
                                                                        -------

     Projected benefit obligation for service rendered to date          $ 5,093
     Plan assets at fair value                                            2,855
                                                                        -------

     Projected benefit obligation in excess of plan assets                2,238
     Unrecognized prior service cost                                       (863)
     Unrecognized net loss                                                 (159)
     Additional liability                                                    52
                                                                        -------

     Accrued pension liability                                          $ 1,268
                                                                        -------

REDLAND STONE PRODUCTS COMPANY
(AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF LAFARGE, S.A.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1997
--------------------------------------------------------------------------------
(in thousands)


     Actuarial assumptions include an assumed settlement interest rate of 7.0 percent for 1997. The assumed rates of increase in future compensation levels used in determining the actuarial present values of the projected benefit obligations was 4.5 percent for 1997. The expected long-term rate of investment return on pension assets was 8.5 percent for 1997.

     The unrecognized prior service cost is being amortized over the average remaining working life of covered employees of 12 years.

     Net periodic pension expense consists of the following components:

     Service cost                                 $ 499
     Interest cost                                  310
     Return on plan assets                         (188)
     Net amortization                               123
     Other                                           52
                                                  -----

     Net periodic pension cost                    $ 796
                                                  -----

     Contributions made during the year ended December 31, 1997 to the RANA plan were $170.

     In June 1998, LaFarge sold to an affiliate the other Redland subsidiaries that were participating employers in the RANA plan. Benefits under the RANA plan for the Company's employees will cease to accrue on December 31, 1998, and the Lafarge affiliate will, at Lafarge's request, transfer the assets and liabilities of the RANA plan attributable to the Company's employees to a successor plan designated by Lafarge. The amount of assets and liabilities to be transferred is to be determined under Section 414(1) of the Internal Revenue Code, which does not allow for an assessment of liability for unfunded vested benefits upon the sponsor of a transferee plan, unless the parties specifically agree to such an assessment. The agreement between Lafarge and its affiliate does not provide for such an assessment. Accordingly the liability of $1,268 recorded in the December 31, 1997 balance sheet will be treated by the Company as a capital contribution in its year ended December 31, 1998.

     SAVINGS PLAN
     The Company contributes to a voluntary defined contribution plan (the Plan) through regular contributions equal to various percentages of the amounts invested by the participants. Effective August 1, 1997, the Plan was merged with similar plans sponsored by other affiliated companies. All funds were transferred to a new trustee and custodian. The Company's contributions to these plans amounted to $320 for the year ended December 31, 1997.

REDLAND STONE PRODUCTS COMPANY
(AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF LAFARGE, S.A.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1997
--------------------------------------------------------------------------------
(in thousands)


  8. INCOME TAXES

     The Company and its subsidiaries are included in the consolidated federal income tax return of Lafarge's U.S. subsidiaries. The income tax provision has been calculated pursuant to a tax sharing agreement as if the Company filed a separate federal income tax return. The provision for income taxes consists of the following:

     Current:
       Federal                                         $ 4,837
       State                                               575
                                                       -------

                                                         5,412
                                                       -------

     Deferred:
       Federal                                          (1,780)
       State                                              (203)
                                                       -------

                                                        (1,983)
                                                       -------

   Total provision for income taxes                    $ 3,429
                                                       =======

     The differences between the actual provision for income taxes and the expected amounts determined by applying the federal statutory rate of 35% to income before income taxes results primarily from the effects of percentage depletion, state taxes, and goodwill amortization.

     The net current deferred tax assets arose primarily from self insurance, inventory, and compensation accruals deducted for financial reporting purposes but not allowed currently for tax purposes.

     The net noncurrent deferred tax liabilities are primarily a result of basis differences in mineral properties originating through pushdown accounting as a result of previous ownership changes, depreciation recognized for tax purposes in excess of the amount recognized currently for financial reporting purposes, and basis difference in land held for development.

     As of December 31, 1997, the Company had $1,663 of minimum tax credits available. Subsequent activities of the Company and other members of the group may affect the availability of the minimum tax credits.

     Income taxes paid in 1997 were $595.

REDLAND STONE PRODUCTS COMPANY
(AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF LAFARGE, S.A.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1997
--------------------------------------------------------------------------------
(in thousands)


  9. LIME OPERATIONS

     In May 1998, Lafarge formed a new subsidiary, Lafarge Texas Lime Company. At the same time the Company sold the tangible personal property associated with its lime business operating in San Antonio to Lafarge Texas Lime Company. Concurrently with the sale, the Company entered into a lease agreement under which the Company will continue to use these assets. The lease will terminate on the earlier of December 31, 1998 or the sale of the Company by Lafarge. Following are certain balances as of and for the year ended December 31, 1997 related to the lime operations and included in these consolidated financial statements:

     Revenues                                                         $3,540
     Income from operations                                              553
     Accounts receivable                                                 571
     Inventory                                                           381
     Property, plant and equipment, net                                  538
     Accounts payable                                                    208

 10. ACQUISITIONS

     On February 5, 1997, the Company acquired certain assets of Alamo Concrete Products, Ltd., which, among other operations, was engaged in the manufacturing of asphaltic concrete materials. The purchase price of $3,969 allocated to the acquired assets included $596 of fixed assets and $300 of assets held for sale. The excess of the purchase price over the identifiable assets acquired of $3,073, less $1,000 allocated to the value of the non-compete agreement, represents goodwill and is being amortized over 40 years. The non-compete agreement is being amortized over five years, the life of the agreement.

 11. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INFORMATION

     The carrying amount of cash and debt approximates fair value. The Company's debt (see Note 5) is at current market rates for similar borrowings.

 12. RELATED PARTY TRANSACTIONS

     In 1997, the Company paid a dividend of $30,000 to Redland.

     The Company has certain long-term debt outstanding to Redland America Corporation. Interest expense charged related to the debt was $5,761 for the year ended December 31, 1997. See Note 5.

     The Company participates in an insurance program with certain other Redland subsidiaries. The program provides coverage to the Company for claims paid in excess of deductible. See Note 1.

REDLAND STONE PRODUCTS COMPANY
(AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF LAFARGE, S.A.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1997
--------------------------------------------------------------------------------
(in thousands)


     In January 1997, the Company elected to participate in the RANA pension plan. See Note 7. The Company pays an allocated portion of the plan costs, which have not significantly changed from the expenses incurred under the previous Company plan.

     The Company and its subsidiaries are included in the consolidated Federal income tax return of its US parent. The income taxes payable for the year ended December 31, 1997 of $4,837 have been forgiven by Lafarge.

     The Company is allocated a portion of corporate costs, for services provided by Redland Aggregates North America. The costs incurred for the year ended December 31, 1997 were $754.

13.  SUBSEQUENT EVENTS (UNAUDITED)

     On December 4, 1998, the Company was sold by Lafarge to Martin Marietta Materials, Inc. ("Martin Marietta"). In the transaction, Martin Marietta acquired all of the issued and outstanding shares of capital stock of the Company. The purchase price consisted of $272,000,000 in cash plus the assumption of normal balance sheet liabilities, subject to certain post-closing adjustments relating to working capital. In accordance with the Stock Purchase Agreement, Lafarge assumed certain liabilities of the Company, principally the affiliated debt.

REDLAND STONE
PRODUCTS COMPANY
(AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF LAFARGE, S.A.)
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 1998

REDLAND STONE PRODUCTS COMPANY
(AN INDIRECTLY WHOLLY-OWNED SUBSIDIARY OF LAFARGE, S.A.)
CONSOLIDATED BALANCE SHEET

--------------------------------------------------------------------------------
(in thousands)


                                                            September 30,
                                                                1998
                                                            ------------
                                                            (Unaudited)
Current assets:
 Cash                                                         $  3,655
 Intercompany cash balances                                         --
 Accounts receivable trade, net                                 22,289
 Inventory                                                      15,368
 Deferred tax assets                                             3,313
 Other current assets                                            1,237
                                                              --------
            Total current assets                                45,862

Property, plant and equipment, net                              83,670
Land held for development or sale                               28,250
Other assets                                                    10,219
                                                              --------
            TOTAL ASSETS                                      $168,001
                                                              ========


Current liabilities:
 Accounts payable, trade                                      $ 12,274
 Accrued expenses                                               12,938
 Current portion of long-term debt with affiliates               5,000
 Current portion of notes payable                                  100
                                                              --------
            Total current liabilities                           30,312



Deferred tax liabilities                                        22,090
Notes payable                                                       --
Long-term debt with affiliates                                  57,000
Other long-term liabilities                                      4,895
                                                              --------
            Total liabilities                                  114,297

Commitments and contingencies (Note 3)
Shareholder's equity:
Common stock issued and outstanding 100 shares
  with no par value, authorized 100,000 shares                      10
Additional paid in capital                                      21,971
Retained earnings                                               31,723
                                                              --------
            Total shareholder's equity                          53,704
                                                              --------
            TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY        $168,001
                                                              ========

 REDLAND STONE PRODUCTS COMPANY
 (AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF LAFARGE, S. A.)
 CONSOLIDATED STATEMENT OF OPERATIONS
 FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997
 (unaudited)
--------------------------------------------------------------------------------
 (in thousands)

                                                            Nine Months         Nine Months
                                                               Ended               Ended
                                                           September 30,       September 30,
                                                                1998                1997
                                                           ------------        ------------

Revenues                                                     $ 121,166           $ 112,837
Less: Freight                                                   21,620              19,212
                                                             ---------           ---------
Net revenues                                                    99,546              93,625
Cost of goods sold                                              77,525              75,601
                                                             ---------           ---------
   Gross profit                                                 22,021              18,024
Selling, general and administrative expense                      7,004               7,001
                                                             ---------           ---------
Income from operations                                          15,017              11,023
Other (income) expense:
    Interest, net                                                3,496               3,459
    Other, net                                                    (883)               (489)
                                                             ---------           ---------
        Total other expense                                      2,613               2,970
                                                             ---------           ---------
Income before income taxes                                      12,404               8,053
Provision for income taxes                                       4,532               2,810
                                                             ---------           ---------
Net income                                                   $   7,872           $   5,243
                                                             =========           =========

REDLAND STONE PRODUCTS COMPANY
(AN INDIRECTLY WHOLLY-OWNED SUBSIDIARY OF LAFARGE, S.A.)
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997
(unaudited)
--------------------------------------------------------------------------------
(in thousands)

                                                                            Nine Months        Nine Months
                                                                               Ended              Ended
                                                                            September 30,      September 30,
                                                                                1998               1997
                                                                            -------------      -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                     $ 7,872            $ 5,243
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation, depletion and amortization                                     9,326              8,999
    Provision for bad debts                                                        135                135
    Provision for inventory reserve                                               (151)               (78)
    Gain on disposal of property plant and equipment                              (674)              (261)
    Deferred tax provision (benefit)                                            (1,803)            (2,603)
    Change in assets and liabilities, net of effects from acquisitions
       Receivables                                                              (4,053)            (5,042)
       Due from affiliates                                                         221               (108)
       Inventories                                                                 177              2,097)
       Prepaid expenses and other assets                                        (3,114)            (3,097)
       Accounts payable, trade and accrued expenses                             (2,022)              (429)
       Accrued liabilities                                                      (2,354)             2,869
       Other non-current liabilities                                               (98)             1,145

                                                                               -------            -------
          Net cash provided by operating activities                              3,462              8,880
                                                                               -------            -------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions of property plant and equipment                                   (4,456)            (5,720)
    Additions of land held for development or sale                                 (92)               (66)
    Proceeds from sale of property and equipment                                 1,554                271

                                                                               -------            -------
          Net cash used in investing activities                                 (2,994)            (5,515)
                                                                               -------            -------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of debt with affiliates                                  --             20,000
    Principal repayments on long-term debt with affiliates                     (33,000)                --
    Change in intercompany cash balances                                        33,122              8,955
    Principal repayments on notes payable                                         (100)              (200)
    Payment of dividend                                                             --            (30,000)

                                                                               -------            -------
          Net cash provided by (used in) financing activities                       22             (1,245)
                                                                               -------            -------

Net increase in cash                                                               490              2,120
Cash at beginning of year                                                        3,165                399
                                                                              --------           --------

Cash at September 30, 1998                                                     $ 3,655            $ 2,519
                                                                               =======            =======

REDLAND STONE PRODUCTS COMPANY
(AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF LAFARGE, S. A.)
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 1998
(AMOUNTS IN THOUSANDS)


NOTE 1: BASIS OF PRESENTATION

The financial statements as of September 30, 1998 are unaudited and reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position of Redland Stone Products Company (the "Company") as of September 30, 1998 and 1997, and the results of operations and cash flows for the periods presented. Such adjustments are of a normal and recurring nature. The results of operations for the nine-month period may not necessarily be indicative of the operating results for a full year or of future operations. These unaudited financial statements should be read in conjunction with consolidated financial statements and notes thereto included in the Company's audited financial statements for the fiscal year ended December 31, 1997.

NOTE 2: ACQUISITION BY MARTIN MARIETTA MATERIALS, INC.

The Company had been an indirect wholly-owned subsidiary of Redland PLC (Redland) since 1989 and had been a majority owned subsidiary since 1983. In late 1997, Redland, including the Company, was acquired by Lafarge, S. A. (Lafarge). In early 1998, Lafarge determined that it would divest the Company. Effective December 4, 1998, the Company was acquired by Martin Marietta Materials. As a result of these transactions, the Company's due from affiliates was used to reduce long term debt with affiliates to a balance of $70 million in May 1998. In August 1998, The Company reduced its long term debt with affiliates to a balance of $62 million with cash from operations. In a subsequent transaction on November 25, 1998 the Company issued 32 shares of its common stock to Redland International Limited in exchange for $66 million. The proceeds were used to repay the remaining long term debt with affiliates and related accrued interest.

NOTE 3: VENDOR DISPUTE

In 1997, the Company settled a dispute with a vendor that resulted in a payment during 1998 of $2.4 million to the Company, which is included as a reduction in cost of goods sold for the nine months ended September 30, 1998.

NOTE 4: MINING AGREEMENT

In July 1998, the Company entered into an agreement to mine approximately 535 acres of property. This agreement provides that the Company will pay 25 cents per ton of aggregate mined. The Company will be given credit for the aggregate inventory on hand at the beginning of the mining period. In conjunction with this transaction the Company had incurred $3.4 million in related costs that were recorded as an other asset at September 30, 1998. This asset will be amortized based on the tons sold from the property.

                                                                       Item 7(b)


                               UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS


         The following unaudited pro forma combined condensed financial statements have been prepared by the management of Martin Marietta Materials, Inc. (the "Corporation"), from the Corporation's historical consolidated financial statements and from the historical financial statements of Redland Stone Products Company ("Redland Stone") which are included in this Current Report on Form 8-K/A. The unaudited pro forma combined condensed statements of earnings reflect adjustments as if the transaction had occurred on January 1, 1997. The unaudited pro forma combined condensed balance sheet reflects adjustments as if the transaction had occurred on September 30, 1998. See "Note 1 - Basis of Presentation." The pro forma adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that management of the Corporation believes are reasonable in the circumstances.

         The unaudited pro forma combined condensed financial statements are not necessarily indicative of what the financial position or results of operations actually would have been if the transaction had occurred on the applicable dates indicated. Moreover, they are not intended to be indicative of future results of operations or financial position. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements of the Corporation and the related notes thereto which are included in the Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, which was filed with the Securities and Exchange Commission (the "Commission") on November 16, 1998, and in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, which was filed with the Commission on March 27, 1998. In addition, the unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements of Redland Stone which are included in this Current Report on Form 8-K/A.

                          UNAUDITED PRO FORMA COMBINED
                         CONDENSED STATEMENT OF EARNINGS
                             (Dollars in Thousands)


                                                                         For The Nine Months Ended
                                                                              September 30, 1998
                                                     ------------------------------------------------------------------
                                                      Martin            Redland           Pro Forma           Pro Forma
                                                     Marietta            Stone           Adjustments          Combined
                                                     --------            -----           -----------          --------

Net sales                                            $ 776,717         $ 99,546         $ (2,990)(2d)         $873,273
Cost of sales                                          568,173           77,525           (4,889)(2d)          645,511
                                                                                           4,161 (2g)
                                                                                             541 (2f)
                                                     ---------         --------         --------              --------
         Gross profit                                  208,544           22,021           (2,803)              227,762

Selling, general & administrative expense               59,879            7,004           (1,262) (2d)          65,621
Research and development                                 2,492               --               --                 2,492
                                                     ---------         --------         --------             ---------
         Earnings from operations                      146,173           15,017           (1,541)              159,649

Interest expense                                       (17,085)          (3,496)          12,600  (2e)         (29,685)
                                                                                          (3,496) (2d)
Other income (expenses), net                                75              883               --                   958
                                                     ---------         --------         --------             ---------

         Earnings before taxes on income               129,163           12,404          (10,645)              130,922

Taxes on income                                        (44,264)          (4,532)          (2,594)(2h)          (46,202)
                                                     ---------         --------         --------             ---------


         Net earnings                                $  84,899         $  7,872         $ (8,051)            $  84,720
                                                     =========         ========         ========             =========


Net earnings per share   - Basic                         $1.83              N/A                                  $1.83
                                                          ====                                                   =====
                         - Diluted                       $1.82              N/A                                  $1.81
                                                          ====                                                   =====


Average number of common shares
    outstanding
                         - Basic                    46,410,052              N/A                             46,410,052
                                                    ==========                                              ==========
                         - Diluted                  46,695,694              N/A                             46,695,694
                                                    ==========                                              ==========


See accompanying notes.

                          UNAUDITED PRO FORMA COMBINED
                         CONDENSED STATEMENT OF EARNINGS
                             (Dollars in Thousands)


                                                                    For The Nine Months Ended
                                                                         September 30, 1997
                                                      -----------------------------------------------------------

                                                        Martin     Redland             Pro Forma        Pro Forma
                                                       Marietta     Stone             Adjustments       Combined
                                                       --------     -----             -----------       --------

Net sales                                              $ 662,070  $  93,625           $  (2,645)(2d)   $ 753,050
Cost of sales                                            486,503     75,601              (4,360)(2d)     562,392
                                                                                          4,161 (2g)
                                                                                            487 (2f)

                                                       ---------   --------            --------         --------
Gross profit                                             175,567     18,024              (2,933)         190,658

Selling, general & administrative expense                 50,486      7,001              (1,951) (2d)     55,536
Research and development                                   2,323         --                  --            2,323
                                                       ---------   --------            --------         --------
         Earnings from operations                        122,758     11,023                (982)         132,799

Interest expense                                         (11,380)    (3,459)             12,600  (2e)    (23,980)
                                                                                         (3,459) (2d)
Other income (expenses), net                               5,230        489                  --            5,719
                                                       ---------   --------            --------         --------

         Earnings before taxes on income                 116,608      8,053             (10,123)         114,538

Income tax expense                                       (41,058)    (2,810)             (2,385) (2h)    (41,483)
                                                       ---------   --------            --------         --------

         Net earnings                                  $  75,550   $  5,243            $ (7,738)        $ 73,055
                                                       =========   ========            ========         ========

Net earnings per share   - Basic                           $1.64        N/A                               $ 1.58
                                                            ====                                          ======
                         - Diluted                         $1.63        N/A                               $ 1.58
                                                            ====                                          ======


Average number of common shares
    outstanding
                           - Basic                    46,092,078        N/A                           46,092,078
                                                      ==========                                      ==========
                           - Diluted                  46,189,742        N/A                           46,189,742
                                                      ==========                                      ==========



See accompanying notes.

                          UNAUDITED PRO FORMA COMBINED
                         CONDENSED STATEMENT OF EARNINGS
                             (Dollars in Thousands)


                                                                      For The Year Ended
                                                                       December 31, 1997
                                                       ----------------------------------------------------------

                                                        Martin     Redland              Pro Forma       Pro Forma
                                                       Marietta     Stone              Adjustments       Combined
                                                       --------     -----              -----------       --------
Net sales                                              $ 900,863  $ 121,136           $  (3,540) (2d) $1,018,459
Cost of sales                                            665,594     97,238              (5,826) (2d)    763,192
                                                                                          5,547  (2g)
                                                                                            639  (2f)
                                                       ---------- ---------           ---------       ----------
         Gross profit                                    235,269     23,898              (3,900)         255,267

Selling, general & administrative expense                 69,093      9,919              (2,601) (2d)     76,411
Research and development                                   3,406         --                  --            3,406
                                                       ---------  ---------           ---------       ----------
         Earnings from operations                        162,770     13,979              (1,299)         175,450

Interest expense                                         (16,899)    (4,735)             16,800  (2e)    (33,699)
                                                                                         (4,735) (2d)
Other income (expenses), net                               5,341        583                  --            5,924
                                                       ---------  ---------           ---------       ----------

         Earnings before taxes on income                 151,212      9,827             (13,364)         147,675

Income tax expense                                       (52,683)    (3,429)             (3,127) (2h)    (52,985)
                                                       ---------  ---------           ---------       ----------

         Net earnings                                  $  98,529  $   6,398           $ (10,237)      $   94,690
                                                       =========  =========           =========       ==========


Net earnings per share   - Basic                           $2.14        N/A                                $2.05
                                                           =====                                           =====
                         - Diluted                         $2.13        N/A                                $2.05
                                                           =====                                           =====

Average number of common shares
    outstanding
                           - Basic                    46,121,775        N/A                           46,121,775
                                                      ==========                                      ==========
                           - Diluted                  46,237,821        N/A                           46,237,821
                                                      ==========                                      ==========



See accompanying notes.

                          UNAUDITED PRO FORMA COMBINED
                             CONDENSED BALANCE SHEET
                             (Dollars in Thousands)



                                                                           September 30, 1998
                                                     --------------------------------------------------------------
                                                       Martin          Redland       Pro Forma           Pro Forma
                                                      Marietta          Stone       Adjustments           Combined
                                                      --------          -----       -----------           --------
ASSETS
Current Assets:
   Cash and cash equivalents                         $   12,195        $  3,655    $ (3,655)(2a)         $   12,195
   Accounts receivable, net                             193,936          22,289         601 (2c)            216,826
   Inventories, net                                     145,947          15,368      (3,259)(2c)            158,056
   Deferred income tax benefit                           17,539           3,313      (3,313)(2a)             22,759
                                                                                      5,220 (2c)
   Other current assets                                   4,164           1,237         431 (2c)              5,832
                                                     ----------        --------    --------              ----------

         Total Current Assets                           373,781          45,862      (3,975)                415,668

Property, plant and equipment, net                      634,241         111,920      11,699 (2c)            757,860
Other noncurrent assets                                  46,169          10,219      (9,494)(2a)             46,326
                                                                                       (568)(2c)
Costs in excess of net assets acquired                  182,197              --     166,421 (2c)            348,618
                                                     ----------        --------    --------              ----------

         Total Assets                                $1,236,388        $168,001    $164,083              $1,568,472
                                                     ==========        ========    ========              ==========


See accompanying notes.

                          UNAUDITED PRO FORMA COMBINED
                             CONDENSED BALANCE SHEET
                             (Dollars in Thousands)


                                                                       September 30, 1998
                                                     -----------------------------------------------------------

                                                       Martin      Redland             Pro Forma       Pro Forma
                                                      Marietta      Stone             Adjustments      Combined
                                                      --------      -----             -----------      --------
LIABILITIES AND SHAREHOLDERS' EQUITY


Current liabilities                                   $  148,257   $ 30,312           $  (5,000)(2a)  $  164,013
                                                                                         (9,556)(2c)
Long-term debt, less current maturities                  313,720     57,000             (57,000)(2a)     588,220
                                                                                        274,500 (2b)
Other noncurrent liabilities                              80,643      4,895              (1,787)(2c)      91,751
                                                                                          8,000 (2c)
Deferred taxes liabilities                                51,974     22,090             (22,090)(2a)      82,694
                                                                                         30,720 (2c)
                                                      ----------   --------           ---------       ----------

         Total Liabilities                               594,594    114,297             217,787          926,678


         Total Shareholders' Equity                      641,794     53,704            (121,332)(2c)     641,794
                                                                                         67,628 (2a)
                                                      ----------   --------           ---------       ----------

         Total Liabilities and Shareholders'
            Equity                                    $1,236,388   $168,001           $ 164,083       $1,568,472
                                                      ==========   ========           =========       ==========



See accompanying notes.

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS

1.       BASIS OF PRESENTATION

                  The accompanying unaudited pro forma combined condensed statements of earnings present the historical results of operations of the Corporation and Redland Stone for the nine months ended September 30, 1998 and 1997, and for the year ended December 31, 1997, with pro forma adjustments as if the transaction had taken place on January 1, 1997. The unaudited pro forma combined condensed balance sheet presents the historical balance sheets of the Corporation and Redland Stone as of September 30, 1998, with pro forma adjustments as if the transaction had been consummated as of September 30, 1998, in a transaction accounted for as a purchase in accordance with generally accepted accounting principles.

                  Certain reclassifications have been made to the historical financial statements of the Corporation and Redland Stone to conform to the pro forma combined condensed financial statement presentation.

2.       PRO FORMA ADJUSTMENTS

         The following adjustments give pro forma effect to the transaction (Dollars in Thousands):

                  (a) To reflect excluded assets and liabilities at closing. The Corporation did not assume the long-term indebtedness of Redland Stone.

                  (b)      To record the cash consideration:

                           Payment of cash which was financed by long-term borrowings assuming a 6% effective interest rate on $280,000,000.

                  (c) To adjust the acquired assets and assumed liabilities to their estimated fair values, including the recording of the cost in excess of net assets acquired of approximately $166.4 million. Included in this adjustment is a provision for estimated transaction costs and other assumed liabilities of approximately $8 million.


                  (d) To reflect adjustments for various items which would not have been incurred or earned by Redland Stone if the transaction had occurred on January 1, 1997 and 1997. These items include amortization of intangible assets, allocated overhead charges, cost of sales adjustments, selling, general and administrative expenses, interest expense, and elimination of the profit of the lime business which was not acquired from Redland Stone.

                                   (Continued)

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS


2.       PRO FORMA ADJUSTMENTS (continued)


                  (e) Adjustments which represent additional estimated interest expense resulting from the use of borrowings to finance the transaction.

                  (f) Adjustment for additional depletion expense (unit-of-production method) on the net step-down of mineral reserves to fair value. Such depletion expense is subject to possible adjustment resulting from completion of the valuation analyses.

                  (g) To record the amortization of the cost in excess of acquired net assets over an estimate life of 30 years. Such amortization expense is subject to possible adjustment resulting from completion of valuation analyses and final post-closing adjustments.

                  (h) To reflect the tax effect, using a 40% statutory rate, on the net pro forma adjustments.

         The pro forma combined condensed statements of earnings do not reflect the total cost savings or economies of scale that the Corporation's management believes would have been achieved had the transaction occurred on January 1, 1997.